PATENT TRANSFER AND SALE AGREEMENT

THIS AGREEMENT (hereinafter: "the Agreement") is entered into force as of March 26, 2007 among Mr. Leonard Liner (hereinafter: “the Inventor”) and PowerSafe Technology Corp. (A U.S. Delaware Corporation, from address: 10 Hakneset Hagdolah Street ,Tel Aviv, Israel (hereinafter: “the Company”).

WITNESSETH:

WHEREAS, the Inventor solely owns all right, title, and interest in and to the Patent (as defined below), including all intellectual property rights in such Patent;

WHEREAS, No third party may claim superior or joint ownership to the Patent or any part thereof;

WHEREAS, the Inventor has not granted any right or license in the Patent to any third party;

WHEREAS, the Inventor desires to sell, assign, convey, and transfer the Patent and all of its respective rights, title and interests therein to the Company, and the aforementioned desires to buy and acquire the Patent and all intellectual property rights therein, all in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the receipt of the payments specified hereunder, the parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1. " The Patent": United States Patent number: 5,708,554, titled a power outlet box with special protection logic, including: all computer programs, technical, engineering and manufacturing information, know how, design, data and formulas plans and designs for plans, project plans, processes, specifications, skills, methods, source codes, algorithms and interface design, and other proprietary information relating to the Patent, the setting up of plans for its manufacture and the technical management of such plans, and all utilities flowcharts, logic, documentation, processes, experimental methods or results, descriptions, business or scientific plans, depictions, and any other written printed or electronically stored materials or information, including specifications, pricing plans, market research or data, potential marketing strategies, prospective users and distribution channels, engineering drawings, specifications of the Patent and/or processes and/or software, test protocols, and all other materials relating thereto, and all other concepts, ideas, and discoveries developed, discovered, conceived, created, made, reduced to practice, or used in connection with the Patent. A copy of the specifications and of the drawings of the Patent and all technical documentation relating thereto are attached here to as Annex 1.

1.2. "Intellectual Property Rights" shall mean technologies, ideas, schemes, plans, patent applications, rights of registration and publication, rights to create derivative works, confidential information and all other rights incident to Patent ownership, for the longest period of protection accorded to any such interests under applicable law.

2.	CONVEYANCE OF RIGHTS (ASSIGNMENT)

2.1. Effective as of the date hereof, the Inventor hereby transfers, conveys, assigns, and relinquishes exclusively to the Company all of its rights, title, and interest in and to, the Patent and all Intellectual Property Rights therein, free and clear of any lien, charge, claim, , license, preemptive right or any other encumbrance or third party right, in perpetuity (or for the longest period of time otherwise permitted by law), including, but not limited to, the following incidents to the Patent:

2.1.1.	Domestic and foreign applications, all Letters Patent or similar legal protection issuing thereon, and all rights and benefits under any applicable treaty or convention.

2.1.2.
Title to and possession of any devices and documentation, including without limitation any manuals, user documentation, working paper, computer instruction or other media that constitute all copies of the Patent, its component parts, and all documentation relating thereto, possessed or controlled by the Inventor, which are to be delivered to the Company pursuant to this Agreement.

3.	CONSIDERATION

3.1. In consideration for the transfer of rights in the Patent under this Agreement, the Company shall pay the Inventor the aggregate amount of US$9000 (nine thousand United States Dollars) (hereinafter: "the Consideration”), payable by the Company to the Inventor under the following terms and conditions:

The Consideration will be deposited with Adv. Paul Bianco from FLEIT KAIN GIBBONS GUTMAN BONGINI & BIANCO (From address; 21355 E. Dixie Highway, Suite 115, Miami, Florida 33180) to be held in escrow for the Inventor. Appelfeld Zer, Advocates and Patent Attorneys (From address: 2 Ben Gurion st. Ramat Gan, 52573 Israel) will inform Adv. Paul Bianco about this Agreement and deliver him a copy of this agreement. The Consideration will be transfered to Inventor in three payments as follows:

3.1.1.	$4,000 (Four thousand United States Dollars) will be due and payable immediately upon the signature of this agreement and assignment enclosed hereto as Annex 2.

3.1.2.
$4,000 (Four thousand United States Dollars) will be due and payable upon the completion of transfer of rights in the Patent. The transfer of rights will be deemed completed once it has been registered with the United States Patent and Trademark Office.

3.1.3.
The Company agrees not to demand or claim a return of the payment made under 3.1.1 above even if (a) the Company does not complete the transfer of rights in the Patent for whatever reason; (b) the Company doesn't complete the process of reviving the patent for whatever reason.

3.1.4.	The amount of US$ 1,000 (One thousand United States Dollars) will be due and payable 1 year following the completion of the transfer of rights.

3.1.5.	All costs and expenses relating to the transfer of rights shall be borne by the Company.

4.	WARRANTIES OF TITLE

4.1.Company’s Representations. The Company represents and warrants that the execution, delivery and performance of this Agreement does not and will not constitute a breach of any law, agreement or instrument to which the Company is a party or by which it is bound.

4.2. Inventor’s Representations.

4.2.1.
The Inventor represents and warrants that the Company shall receive pursuant to this Agreement complete and exclusive right, title, and interest in and to the Patent and all Intellectual Property Rights therein and that the Inventor has developed the Patent entirely through its own efforts and for its own accounts and that except as specified in 4.2.2 below, the Patent is free and clear of any lien, claim, encumbrance, charge, license, tracing rights, preemptive rights or other rights, or equities whatsoever of any third party.

4.2.2.
The Inventor represents and warrants that no third parties, whether employees, agents or contractors of The Inventor, have contributed to or participated in the conception and development of the Patent or any portion or component of the Patent, or, alternatively, that any portion or component of the Patent has been contributed by a third.

4.2.3.	Inventor represents and warrants that there are no other patent applications or registered patents filed under Inventor's name in the field of electrical devices.

4.2.4.
The Inventor represents and warrants that there are no agreements or arrangements in effect permitting the use, marketing, distribution, licensing, or promotion of the Patent by any third party, and that the Patent contains no know how, design, data, formulas, components or other information in which any third party has the right to claim superior or joint ownership; and that the Patent is not a derivative work, an enhancement or a modification of any other plans, designs, project plans, processes, methods, or other components not owned in their entirety by The Inventor.

4.2.5.
The Inventor represents and warrants that this Agreement constitutes a valid and binding engagement on its behalf, and that the execution, delivery and performance by it of this Agreement does not and will not constitute a breach of any law, agreement or instrument to which the Inventor is a party or by which it is bound.

5.	BREACH AND TERMINATION

Breach of any of the provisions in clause 4.2, 6 or 8.1, made by the Inventor shall constitute a breach of the agreement, and shall entitle the Company to immediate termination of the Agreement. In addition, Company shall have the right to receive a full refund of any amount paid under this Agreement.

6.	FURTHER ASSURANCES

6.1. The Inventor shall execute and deliver, upon the request of the Company, such further instruments, applications, declarations and forms, and take such further actions as may be necessary under any relevant law or required by any official or authority, to continue, secure, defend, register, and otherwise give full effect to, the transfer of ownership of the Patent to the Company. The Inventor therefore agrees:

6.1.1.	To execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Patent;

6.1.2.
To provide testimony in connection with any proceeding affecting the right, title, or interest of the Company in the Patent; in such event the company will pay the inventor extra payment up to the maximum sum of 500$ not including travel expenses.

6.1.3.
To disclose and/or deliver to the Company any portion or component of the Patent which may be omitted from the disclosure and delivery to the Company which is required under this Agreement, promptly upon the discovery of such omission; and

6.1.4.	To perform any other acts deemed necessary by the Company to carry out the intent of this Agreement.

7.	ACKNOWLEDGMENT OF RIGHTS

7.1. In furtherance of this Agreement, the Inventor hereby acknowledges that, from and after the date of this Agreement, the Company has acceded to all of the Inventor's right, title, and standing to:

7.1.1.
Institute and prosecute all suits and proceedings and take all actions that the Company, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in the Patent; and

7.1.2.
Defend and compromise any and all such actions, suits, or proceedings, whether the cause thereof already exist or may arise after the date hereof, relating to such transferred and assigned rights, title, interest, and benefits, and perform all other such acts in relation thereto as the Company, in its sole discretion, deems advisable.

8.	MISCELLANEOUS

8.1.  The Inventor hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clause herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

8.2. All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors or assigns of the Company.

8.3 This Agreement and all aspects of the relationship between the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of U.S.A. It is hereby agreed between the parties to this Agreement that all disputes arising from the terms and/or subject matter of this Agreement shall be submitted to the jurisdiction of the appropriate courts of Delaware U.S.A.

8.3. All notices provided for in this Agreement shall be given in writing and shall be effective when either served by hand delivery, electronic facsimile transmission, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses set forth below, or to such other address or addresses as either party may later specify by written notice to the other:

If to the Company:
Address: 10 Hakneset Hagdolah Street ,Tel Aviv, Israel
Attention: Einat Kransney

If to the Inventor:
Address: 6917 Highview Dr., Solon, Ohio 44139
Attention: Leonard Liner

8.4. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any right. A waiver or consent given by the Company or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

8.5. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope of any section of this Agreement.

8.6. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.7. This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date shown above.

By (Signature): /s/ Einat Kransney Name: Einat Kransney Title: President and Director	By (Signature): /s/ Leonard Liner Name: Leonard Liner Title: Inventor

Annex 1
Specifications and drawings of the Patent

Annex 2

ASSIGNMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each undersigned inventor has sold and assigned, and by these presents hereby sells and assigns, unto:

Company name :	PowerSafe Technology Corp. (A U.S Delaware Corporation)
Address :	10 Hakneset Hagdolah Street ,Tel Aviv, Israel

(hereinafter: ASSIGNEE) all right; title, interest and possessions in and to his invention relating to:

A power outlet box with special protection logic No: 5,708,554 including, without limitation, all applications for patents, utility models, and designs which may hereafter be filed for said invention in any country or countries foreign to the United States, together with the right to file such applications and the right to claim for the same the priority rights derived from said United States application under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors’ certificates and designs which may be granted for said invention in any country or countries foreign to the United States and all extensions, renewals and reissues thereof.

Each of the undersigned hereby authorizes and requests the Commissioner of Patents and Trademarks to issue any and all Letters patent to said ASSIGNEE, its successors or assigns in accordance herewith.

Each of the undersigned warrants and covenants that he has the full and unencumbered right to sell and assign the interests herein sold and assigned and that he has not executed and will not execute any document or instrument in conflict herewith.

Each of the undersigned further covenants and agrees he will communicate to said ASSIGNEE, its successors, legal representatives or assigns all information known to him relating to said invention or patent application and that he will execute and deliver any papers, make all rightful oaths, testify in any legal proceedings and perform all other lawful acts deemed necessary or desirable by said ASSIGNEE, its successors, legal representatives or assigns to perfect title to said invention, to said application including divisions and continuations thereof and to any and all Letters Patent which may be granted therefore or thereon, including reissues or extensions, in said ASSIGNEE, its successors, or assigns or to assist said ASSIGNEE, its successors, legal representatives or assigns in obtaining, reissuing or enforcing Letters Patent of the United States for said invention.

Each of the undersigned hereby grants to the firm of FLEIT KAIN GIBBONS GUTMAN BONGINI & BIANCO P.L. the power to insert into this Assignment any further identification, which may be necessary or desirable to comply with the rules of the U.S. Patent and Trademark office for recordation of this Assignment.

INVENTOR :	Leonard Liner
CITIZENSHIP :	Us
RESIDENCE :	Us
POST OFFICE ADDRESS :
INVENTOR'S SIGNATURE :
DATE :

Note: If signed abroad, prima facie evidence of execution may optionally be obtained by execution of this document before a U.S. Consul or before a local officer authorized to administer oaths whose authority is proved by a certificate from a U.S. Consul. If signed domestically, do so before a Notary Public. Otherwise the execution by the inventors should be witnessed by at least two witnesses who sign here:

WITNESSES:

Signature :	_______________________	Date :	______________

Signature :	_______________________	Date :	______________